Exhibit 99.1

NEWS

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

Double-Digit EPS Increase

For 2003 Fourth Quarter

•	Record fourth-quarter 2003 earnings was $0.61 per share, or 13 percent higher, compared with fourth-quarter 2002 earnings of $0.54 per share.

•	Freight revenues increased $185 million, or 8 percent, to a record $2.46 billion from the 2002 fourth quarter.

•	Operating income was $477 million compared with $436 million a year ago.

FORT WORTH, Texas, January 27, 2004 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record fourth-quarter 2003 earnings of $0.61 per share, or 13-percent, higher than fourth-quarter 2002 earnings of $0.54 per share.

“We’re pleased with both the double-digit earnings per share increase and the freight revenue growth of 8 percent realized by BNSF in the fourth quarter. Our revenue growth was again driven by strong volumes in our Consumer Products, Industrial Products and Agricultural businesses,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “For 2004, we anticipate continued revenue growth as both the global and U.S economies continue to expand,” Rose added.

Freight revenues for the fourth quarter increased $185 million, or 8 percent, to a record $2.46 billion compared with 2002 fourth-quarter revenues of $2.27 billion. Fourth-quarter freight revenues included fuel surcharges of $31 million compared with $14 million in the prior year. Consumer Products revenues increased $123 million, or 15 percent, to a record $969 million reflecting increased volumes in the international, truckload and perishables sectors.

- more -

Industrial Products revenues rose $51 million, or 10 percent, to $542 million reflecting increased business in steel, taconite, clay and minerals in the construction products sector along with military, lumber and paper traffic in the building products sector. Agricultural Products revenues were up $26 million, or 7 percent, to $419 million, due to increased export demand for grain and greater ethanol shipments from Midwest plants to California. Coal revenues for the fourth quarter decreased $15 million, or 3 percent, to $525 million compared with strong 2002 fourth-quarter revenues of $540 million due to a plant shutdown, the conversion of a utility from coal to natural gas and the closure of a BNSF-served mine.

Operating expenses of $2.02 billion were $150 million, or 8 percent, higher than the same period in 2002, principally driven by a 9-percent increase in units handled and increased fuel prices.

For the fourth quarter of 2003, operating income rose $41 million, or 9 percent, to $477 million compared with the fourth quarter of 2002. BNSF’s operating ratio was 80.6 percent compared with 80.8 percent for the same period in the prior year.

Year-End 2003 Results

BNSF’s earnings per share before the cumulative effect of a change in accounting principle was $2.09 for the year ended December 31, 2003, compared with prior-period earnings of $2.00 per share.

In the first quarter of 2003, BNSF adopted Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. The statement disallowed the accrual of asset retirement costs that are not legal obligations. The net cumulative effect of this accounting change on years prior to 2003 was an increase to net income of $39 million, net of tax, or $0.10 per share.

Record freight revenues of $9.29 billion were 5 percent higher than 2002 freight revenues of $8.87 billion. Freight revenues in 2003 included fuel surcharges of $110 million, compared with $26 million in the prior year. Operating expenses of $7.75 billion increased by $425 million, or 6 percent, driven primarily by a $240 million, or 29 percent, year-over-year increase in fuel expense and a 6 percent year-over-year increase in units handled. In spite of increased fuel prices, 2003 operating income grew to $1.67 billion. BNSF’s operating ratio was 82.1 percent compared with 81.3 percent in the prior year.

Common Stock Repurchases

During the fourth quarter of 2003, BNSF repurchased approximately 1.3 million shares of its common stock at an average price of $29.68 per share. Approximately 8.0 million shares were repurchased during 2003 at an average price of $27.25 per share. This brings total repurchases under BNSF’s 150-million share-repurchase program to approximately 124 million shares as of December 31, 2003, at an average price of $26.05 per share since the program was announced in July 1997.

BNSF’s subsidiary, The Burlington Northern and Santa Fe Railway Company, operates one of the largest railroad networks in North America, with about 32,500 route miles covering 28 states and two Canadian provinces. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the components of many of the products we depend on daily, and hauls enough coal to generate about ten percent of the electricity produced in the United States.

Financial information follows.

Statements made in this release concerning projections or expectations of financial or operational performance, or concerning other future events or objectives or results, are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from that projected or implied in those statements. Important factors that could cause such differences include, but are not limited to, economic and industry conditions: material adverse changes in economic or industry conditions, both within the United States and globally, customer demand, effects of adverse economic conditions affecting shippers, adverse economic conditions in the industries and geographic areas that produce and consume freight, competition and consolidation within the transportation industry, commodity concentrations, the extent to which BNSF is successful in gaining new long-term relationships with customers or retaining existing ones, changes in fuel prices, changes in the securities and capital markets, and changes in labor costs and labor difficulties, including stoppages affecting either BNSF’s operations or our customers’ abilities to deliver goods to BNSF for shipment; legal and regulatory factors: developments and changes in laws and regulations and the ultimate outcome of shipper and rate claims subject to adjudication, environmental investigations or proceedings and other types of claims and litigation; and operating factors: technical difficulties, changes in operating conditions and costs, the Company’s ability to achieve its operational and financial initiatives and to contain costs, as well as natural events such as severe weather, floods and earthquakes or other disruptions of the Company’s operating systems, structures, or equipment.

The Company cautions against placing undue reliance on forward-looking statements, which reflect its current beliefs and are based on information currently available to it as of the date a forward-looking statement is made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event the Company does update any forward-looking statement, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statement. Any corrections or revisions may appear in the Company’s public filings with the Securities and Exchange Commission (SEC), which are accessible at www.sec.gov or on the Company’s website at www.bnsf.com, and which you are advised to consult. Investors are encouraged to read the Company’s earnings release and investors’ report together with its SEC filings for a more complete picture and better understanding of the Company and its financial disclosures.

Burlington Northern Santa Fe Corporation

Consolidated Income Information*

(Dollars in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002	2001
Operating revenues
Freight revenues	$2,455	$2,270	$9,285	$8,873	$9,090
Other revenues	37	31	128	106	118

Total operating revenues	2,492	2,301	9,413	8,979	9,208

Operating expenses
Compensation and benefits	783	743	2,964	2,894	2,861
Purchased services	326	288	1,253	1,146	1,090
Depreciation and amortization	227	235	910	931	909
Equipment rents	176	164	705	698	736
Fuel	276	227	1,073	833	973
Materials and other	227	208	843	821	889

Total operating expenses	2,015	1,865	7,748	7,323	7,458

Operating income	477	436	1,665	1,656	1,750
Interest expense	102	107	420	428	463
Other expense, net	13	5	14	12	114

Income before income taxes and cumulative effect of accounting change	362	324	1,231	1,216	1,173
Income tax expense	136	122	454	456	442

Income before cumulative effect of accounting change	226	202	777	760	731
Cumulative effect of accounting change, net of tax (a)	—	—	39	—	—

Net income	$226	$202	$816	$760	$731

Diluted earnings per share before cumulative effect of accounting change	$0.61	$0.54	$2.09	$2.00	$1.87

Diluted earnings per share after cumulative effect of accounting change	$0.61	$0.54	$2.19	$2.00	$1.87

Diluted average shares outstanding (in millions)	371.8	376.1	372.3	380.8	390.7

Operating ratio (b)	80.6%	80.8%	82.1%	81.3%	80.7%

(a)	Reflects the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This standard changed the way the rail industry accounts for asset retirement costs.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Income Information 2003*

(Dollars in millions, except per share data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2003 Full Year
Operating revenues
Freight revenues	$2,202	$2,263	$2,365	$2,455	$9,285
Other revenues	30	31	30	37	128

Total operating revenues	2,232	2,294	2,395	2,492	9,413

Operating expenses
Compensation and benefits	718	699	764	783	2,964
Purchased services	301	312	314	326	1,253
Depreciation and amortization	226	225	232	227	910
Equipment rents	169	180	180	176	705
Fuel	274	263	260	276	1,073
Materials and other	198	203	215	227	843

Total operating expenses	1,886	1,882	1,965	2,015	7,748

Operating income	346	412	430	477	1,665
Interest expense	106	106	106	102	420
Other expense (income), net	2	3	(4)	13	14

Income before income taxes and cumulative effect of accounting change	238	303	328	362	1,231
Income tax expense	90	103	125	136	454

Income before cumulative effect of accounting change	148	200	203	226	777
Cumulative effect of accounting change, net of tax (a)	39	—	—	—	39

Net income	$187	$200	$203	$226	$816

Diluted earnings per share before cumulative effect of accounting change	$0.40	$0.54	$0.55	$0.61	$2.09

Diluted earnings per share after cumulative effect of accounting change	$0.50	$0.54	$0.55	$0.61	$2.19

Diluted average shares outstanding (in millions)	373.4	372.4	371.4	371.8	372.3

Operating ratio (b)	84.3%	81.8%	81.8%	80.6%	82.1%

(a)	Reflects the adoption of SFAS No. 143. This standard changed the way the rail industry accounts for asset retirement costs.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Income Information 2002*

(Dollars in millions, except per share data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2002 Full Year
Operating revenues
Freight revenues	$2,138	$2,183	$2,282	$2,270	$8,873
Other revenues	25	24	26	31	106

Total operating revenues	2,163	2,207	2,308	2,301	8,979

Operating expenses
Compensation and benefits	719	700	732	743	2,894
Purchased services	275	281	302	288	1,146
Depreciation and amortization	230	231	235	235	931
Equipment rents	175	177	182	164	698
Fuel	184	207	215	227	833
Materials and other	200	190	223	208	821

Total operating expenses	1,783	1,786	1,889	1,865	7,323

Operating income	380	421	419	436	1,656
Interest expense	109	105	107	107	428
Other (income) expense, net	(4)	6	5	5	12

Income before income taxes and cumulative effect of accounting change	275	310	307	324	1,216
Income tax expense	103	116	115	122	456

Net income	$172	$194	$192	$202	$760

Diluted earnings per share	$0.45	$0.51	$0.51	$0.54	$2.00

Diluted average shares outstanding (in millions)	385.5	382.3	379.5	376.1	380.8

Operating ratio (a)	82.2%	80.7%	81.6%	80.8%	81.3%

(a)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$18	$28
Accounts receivable, net	129	141
Materials and supplies	266	226
Current portion of deferred income taxes	292	314
Other current assets	157	82

Total current assets	862	791
Property and equipment, net	25,068	24,022
Other assets	1,009	954

Total assets	$26,939	$25,767

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$2,102	$1,918
Long-term debt due within one year	244	173

Total current liabilities	2,346	2,091
Long-term debt and commercial paper	6,440	6,641
Deferred income taxes	7,481	6,975
Casualty and environmental liabilities	462	444
Minimum pension liability	359	368
Employee merger and separation costs	144	170
Other liabilities	1,212	1,146

Total liabilities	18,444	17,835

Stockholders’ equity:
Common stock and additional paid-in capital	5,771	5,669
Retained earnings	6,240	5,625
Treasury stock	(3,340)	(3,114)
Unearned compensation	(36)	(39)
Accumulated other comprehensive loss	(140)	(209)

Total stockholders’ equity	8,495	7,932

Total liabilities and stockholders’ equity	$26,939	$25,767

Book value per share	$22.87	$21.11

Common shares outstanding (in millions)	371.5	375.8

Net debt to total capitalization*	44.0%	46.1%

*	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002	2001
Operating activities
Net income	$226	$202	$816	$760	$731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	227	235	910	931	909
Deferred income taxes	168	146	460	432	302
Employee merger and separation costs paid	(6)	(7)	(43)	(55)	(55)
Cumulative effect of accounting change	—	—	(39)	—	—
Other, net	84	23	48	(9)	91
Changes in working capital	51	28	133	47	219

Net cash provided by operating activities	750	627	2,285	2,106	2,197

Investing activities
Capital expenditures	(413)	(342)	(1,726)	(1,358)	(1,459)
Other, net	(19)	(32)	(80)	(159)	(105)

Net cash used for investing activities	(432)	(374)	(1,806)	(1,517)	(1,564)

Financing activities
Net debt repayments	(284)	(157)	(151)	(90)	(206)
Dividends paid	(56)	(45)	(191)	(183)	(190)
Purchase of BNSF common stock	(39)	(72)	(217)	(353)	(317)
Proceeds from stock options exercised	45	—	68	40	113
Other financing activities	4	2	2	(1)	(18)

Net cash used for financing activities	(330)	(272)	(489)	(587)	(618)

Increase (decrease) in cash and cash equivalents	(12)	(19)	(10)	2	15
Cash and cash equivalents:
Beginning of period	30	47	28	26	11

End of period	$18	$28	$18	$28	$26

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2003 Full Year
Operating activities

Net income	$187	$200	$203	$226	$816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226	225	232	227	910
Deferred income taxes	69	114	109	168	460
Employee merger and separation costs paid	(10)	(8)	(19)	(6)	(43)
Cumulative effect of accounting change	(39)	—	—	—	(39)
Other, net	7	(24)	(19)	84	48
Changes in working capital	(113)	57	138	51	133

Net cash provided by operating activities	327	564	644	750	2,285

Investing activities

Capital expenditures	(340)	(495)	(478)	(413)	(1,726)
Other, net	(10)	(22)	(29)	(19)	(80)

Net cash used for investing activities	(350)	(517)	(507)	(432)	(1,806)

Financing activities

Net debt borrowings (repayments)	179	9	(55)	(284)	(151)
Dividends paid	(45)	(44)	(46)	(56)	(191)
Purchase of BNSF common stock	(77)	(46)	(55)	(39)	(217)
Proceeds from stock options exercised	2	16	5	45	68
Other financing activities	1	(4)	1	4	2

Net cash provided by (used for) financing activities	60	(69)	(150)	(330)	(489)

Increase (decrease) in cash and cash equivalents	37	(22)	(13)	(12)	(10)
Cash and cash equivalents:
Beginning of period	28	65	43	30	28

End of period	$65	$43	$30	$18	$18

Burlington Northern Santa Fe Corporation

Operating Statistics*

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002	2001
Cars/units (in thousands)	2,262	2,081	8,646	8,186	8,155
Average revenues per car/unit	$1,085	$1,091	$1,074	$1,084	$1,115
Revenue ton miles (in millions)	134,287	125,442	508,200	490,234	501,829
Gross ton miles (in millions)	240,462	223,573	911,525	873,335	896,566
RTM/GTM	0.56	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$18.28	$18.10	$18.27	$18.10	$18.11
Operating expense/thousand RTM	$15.01	$14.87	$15.25	$14.94	$14.86
Freight revenue/thousand GTM	$10.21	$10.15	$10.19	$10.16	$10.14
Operating expense/thousand GTM	$8.38	$8.34	$8.50	$8.39	$8.32
Compensation and benefits/thousand GTM	$3.26	$3.32	$3.25	$3.31	$3.19
Average employees	36,685	36,882	36,644	37,373	39,217
Period end employees	36,565	36,303	36,565	36,303	38,539
Thousand RTM/average employee	3,661	3,401	13,869	13,117	12,796
Thousand GTM/average employee	6,555	6,062	24,875	23,368	22,862
Gallons of fuel used (in millions)	323	292	1,213	1,149	1,177
Average price per gallon of fuel (cents) (a)	85.4	77.7	88.5	72.5	82.7
GTM/gallon of fuel	744	766	751	760	762
Freight train miles (in millions)	40	37	153	145	146
GTM/freight train hours (in thousands)	131	143	134	144	142
Route Miles Operated	32,266	32,513	32,266	32,513	33,063

(a)	Includes handling, taxes and hedge effect.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Operating Statistics*

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2003 Full Year
Cars/units (in thousands)	2,042	2,129	2,213	2,262	8,646
Average revenues per car/unit	$1,078	$1,063	$1,069	$1,085	$1,074
Revenue ton miles (in millions)	120,899	124,465	128,549	134,287	508,200
Gross ton miles (in millions)	217,311	223,477	230,275	240,462	911,525
RTM/GTM	0.56	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$18.21	$18.18	$18.40	$18.28	$18.27
Operating expense/thousand RTM	$15.60	$15.12	$15.29	$15.01	$15.25
Freight revenue/thousand GTM	$10.13	$10.13	$10.27	$10.21	$10.19
Operating expense/thousand GTM	$8.68	$8.42	$8.53	$8.38	$8.50
Compensation and benefits/thousand GTM	$3.30	$3.13	$3.32	$3.26	$3.25
Average employees	35,967	37,086	36,834	36,685	36,644
Period end employees	36,545	36,654	36,875	36,565	36,565
Thousand RTM/average employee	3,361	3,356	3,490	3,661	13,869
Thousand GTM/average employee	6,042	6,026	6,252	6,555	24,875
Gallons of fuel used (in millions)	292	297	301	323	1,213
Average price per gallon of fuel (cents) (a)	93.8	88.6	86.4	85.4	88.5
GTM/gallon of fuel	744	752	765	744	751
Freight train miles (in millions)	37	38	39	40	153
GTM/freight train miles (in millions)	139	134	132	131	134
Route Miles Operated	32,495	32,318	32,377	32,266	32,266

(a)	Includes handling, taxes and hedge effect.
*	Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended December 31,		Percent Change	Year Ended December 31,			02-03 Percent Change
	2003	2002		2003	2002	2001
Revenues (in millions)
Intermodal	$818	$698	17.2%	$3,058	$2,758	$2,638	10.9%
Automotive	77	79	(2.5)	304	322	442	(5.6)
Other Consumer Products	74	69	7.2	295	273	276	8.1

Total Consumer Products	969	846	14.5	3,657	3,353	3,356	9.1
Industrial Products	542	491	10.4	2,138	2,041	2,080	4.8
Coal	525	540	(2.8)	2,025	2,071	2,123	(2.2)
Agricultural Products	419	393	6.6	1,465	1,408	1,531	4.0

Total freight revenue	2,455	2,270	8.1	9,285	8,873	9,090	4.6
Other revenue	37	31	19.4	128	106	118	20.8

Total revenues	$2,492	$2,301	8.3%	$9,413	$8,979	$9,208	4.8%

Cars/units (in thousands)
Intermodal	1,051	898	17.0%	4,012	3,563	3,391	12.6
Automotive	41	39	5.1	157	154	192	1.9
Other Consumer Products	41	40	2.5	167	163	169	2.5

Total Consumer Products	1,133	977	16.0	4,336	3,880	3,752	11.8
Industrial Products	356	340	4.7	1,428	1,415	1,442	0.9
Coal	538	546	(1.5)	2,048	2,097	2,133	(2.3)
Agricultural Products	235	218	7.8	834	794	828	5.0

Total cars/units	2,262	2,081	8.7%	8,646	8,186	8,155	5.6%

Average revenue per car/unit
Intermodal	$778	$777	0.1%	$762	$774	$778	(1.6)%
Automotive	1,878	2,026	(7.3)	1,936	2,091	2,302	(7.4)
Other Consumer Products	1,805	1,725	4.6	1,766	1,675	1,633	5.4

Total Consumer Products	855	866	(1.3)	843	864	894	(2.4)
Industrial Products	1,522	1,444	5.4	1,497	1,442	1,442	3.8
Coal	976	989	(1.3)	989	988	995	0.1
Agricultural Products	1,783	1,803	(1.1)	1,757	1,773	1,849	(0.9)

Average revenue per car/unit	$1,085	$1,091	(0.5)%	$1,074	$1,084	$1,115	(0.9)%

Revenue ton miles (in millions)
Intermodal	25,624	22,915	11.8%	98,978	90,122	88,353	9.8%
Automotive	1,177	1,195	(1.5)	4,601	4,837	5,911	(4.9)
Other Consumer Products	3,149	2,974	5.9	12,545	12,098	12,070	3.7

Total Consumer Products	29,950	27,084	10.6	116,124	107,057	106,334	8.5
Industrial Products	24,681	21,906	12.7	97,392	92,489	97,241	5.3
Coal	53,992	54,211	(0.4)	205,997	209,353	213,158	(1.6)
Agricultural Products	25,664	22,241	15.4	88,687	81,335	85,096	9.0

Total revenue ton miles	134,287	125,442	7.1%	508,200	490,234	501,829	3.7%

Freight revenue per thousand ton miles
Intermodal	$31.92	$30.46	4.8%	$30.90	$30.60	$29.86	1.0%
Automotive	65.42	66.11	(1.0)	66.07	66.57	74.78	(0.8)
Other Consumer Products	23.50	23.20	1.3	23.52	22.57	22.87	4.2

Total Consumer Products	32.35	31.24	3.6	31.49	31.32	31.56	0.5
Industrial Products	21.96	22.41	(2.0)	21.95	22.07	21.39	(0.5)
Coal	9.72	9.96	(2.4)	9.83	9.89	9.96	(0.6)
Agricultural Products	16.33	17.67	(7.6)	16.52	17.31	17.99	(4.6)

Freight revenue per thousand ton miles	$18.28	$18.10	1.0%	$18.27	$18.10	$18.11	0.9%

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2003 Full Year
Revenues (in millions)
Intermodal	$696	$757	$787	$818	$3,058
Automotive	81	80	66	77	304
Other Consumer Products	71	74	76	74	295

Total Consumer Products	848	911	929	969	3,657

Industrial Products	511	531	554	542	2,138
Coal	485	504	511	525	2,025
Agricultural Products	358	317	371	419	1,465

Total freight revenue	2,202	2,263	2,365	2,455	9,285
Other revenue	30	31	30	37	128

Total revenues	$2,232	$2,294	$2,395	$2,492	$9,413

Cars/units (in thousands)
Intermodal	924	1,002	1,035	1,051	4,012
Automotive	42	40	34	41	157
Other Consumer Products	40	43	43	41	167

Total Consumer Products	1,006	1,085	1,112	1,133	4,336

Industrial Products	343	354	375	356	1,428
Coal	487	504	519	538	2,048
Agricultural Products	206	186	207	235	834

Total cars/units	2,042	2,129	2,213	2,262	8,646

Average revenue per car/unit
Intermodal	$753	$755	$760	$778	$762
Automotive	1,929	2,000	1,941	1,878	1,936
Other Consumer Products	1,775	1,721	1,767	1,805	1,766

Total Consumer Products	843	840	835	855	843

Industrial Products	1,490	1,500	1,477	1,522	1,497
Coal	996	1,000	985	976	989
Agricultural Products	1,738	1,704	1,792	1,783	1,757

Average revenue per car/unit	$1,078	$1,063	$1,069	$1,085	$1,074

Revenue ton miles (in millions)
Intermodal	23,214	25,040	25,100	25,624	98,978
Automotive	1,253	1,195	976	1,177	4,601
Other Consumer Products	3,067	3,102	3,227	3,149	12,545

Total Consumer Products	27,534	29,337	29,303	29,950	116,124

Industrial Products	23,272	23,982	25,457	24,681	97,392
Coal	47,874	51,662	52,469	53,992	205,997
Agricultural Products	22,219	19,484	21,320	25,664	88,687

Total revenue ton miles	120,899	124,465	128,549	134,287	508,200

Freight revenue per thousand ton miles
Intermodal	$29.98	$30.23	$31.35	$31.92	$30.90
Automotive	64.64	66.95	67.62	65.42	66.07
Other Consumer Products	23.15	23.86	23.55	23.50	23.52

Total Consumer Products	30.80	31.05	31.70	32.35	31.49

Industrial Products	21.96	22.14	21.76	21.96	21.95
Coal	10.13	9.76	9.74	9.72	9.83
Agricultural Products	16.11	16.27	17.40	16.33	16.52

Freight revenue per thousand ton miles	$18.21	$18.18	$18.40	$18.28	$18.27

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance*

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002	2001
Capital expenditures (in millions)
Maintenance of way
Rail	$17	$25	$202	$193	$233
Ties	29	24	227	222	254
Surfacing	34	39	160	161	146
Other	87	88	337	325	335

Total maintenance of way	167	176	926	901	968
Mechanical	47	70	133	168	183
Information services	21	17	63	79	69
Other	52	49	116	107	113

Total maintenance of business	287	312	1,238	1,255	1,333

New locomotive acquisitions	63	—	270	—	—
Terminal and line expansion	63	30	218	103	126

Total capital expenditures	$413	$342	$1,726	$1,358	$1,459

Operating lease commitments	$—	$—	$—	$147	$149

Total capital commitments	$413	$342	$1,726	$1,505	$1,608

Track maintenance
Track miles of rail laid
Maintenance of business	53	69	613	648	837
Expansion projects	5	—	98	4	18

Total	58	69	711	652	855

Cross ties inserted (thousands)
Maintenance of business	265	256	2,134	2,228	2,646
Expansion projects	14	3	219	20	58

Total	279	259	2,353	2,248	2,704

Track resurfaced (miles)	2,305	2,499	12,399	12,499	11,011

*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance*

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2003 Full Year
Capital expenditures (in millions)
Maintenance of way
Rail	$47	$80	$58	$17	$202
Ties	52	83	63	29	227
Surfacing	25	48	53	34	160
Other	71	96	83	87	337

Total maintenance of way	195	307	257	167	926
Mechanical	23	26	37	47	133
Information services	10	15	17	21	63
Other	18	18	28	52	116

Total maintenance of business	246	366	339	287	1,238

New locomotive acquisitions	72	84	51	63	270
Terminal and line expansion	22	45	88	63	218

Total capital expenditures	$340	$495	$478	$413	$1,726

Total capital commitments	$340	$495	$478	$413	$1,726

Track maintenance
Track miles of rail laid
Maintenance of business	107	249	204	53	613
Expansion projects	4	29	60	5	98

Total	111	278	264	58	711

Cross ties inserted (thousands)
Maintenance of business	353	867	649	265	2,134
Expansion projects	1	75	129	14	219

Total	354	942	778	279	2,353

Track resurfaced (miles)	1,960	3,851	4,283	2,305	12,399

*	Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Outstanding Debt

(Dollars in millions)

	December 31,
	2003	2002
Notes and debentures, weighted average rate of 6.2 percent, due 2004 to 2097*	$4,790	$4,719
Equipment obligations, weighted average rate of 7.1 percent, due 2004 to 2016	537	611
Capitalized lease obligations, weighted average rate of 6.4 percent, due 2004 to 2023	612	646
Mortgage bonds, weighted average rate of 8.3 percent, due 2004 to 2047	391	422
Financing obligations, weighted average rate of 6.3 percent, due 2012 to 2028	153	138
Commercial paper, 1.2 percent, variable	242	320
Unamortized discount and other, net	(41)	(42)

Total outstanding debt	6,684	6,814
Less: current portion of long-term debt	(244)	(173)

Long-term debt	$6,440	$6,641

*	Notes and debentures include increases related to fair value adjustments for hedges of $59 million and $77 million at December 31, 2003 and 2002, respectively.